AMENDMENT NO. 2

TO THE

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST OF

SOUTHWEST GEORGIA FINANCIAL CORPORATION

(As Amended and Restated Effective as of January 1, 2009)

This Amendment entered into this __14 day of December, 2011, by and between SOUTHWEST GEORGIA FINANCIAL CORPORATION, a holding company organized under the laws of the State of Georgia (the “Company”) and SOUTHWEST GEORGIA BANK, a state banking association, as trustee (the “Trustee”);

W I T N E S S E T H:

WHEREAS, the Company maintains the Employee Stock Ownership Plan and Trust of Southwest Georgia Financial Corporation, as last amended and restated effective January 1, 2009, and as subsequently amended from time to time (the “Plan”), for the benefit of its eligible employees and their beneficiaries; and

WHEREAS, section 401(a)(9) of the Internal Revenue Code of 1986, as amended (the “Code”), generally requires the Plan to commence distribution of a participant’s account balance by April 1 of the calendar year following the later of (i) the participant’s attainment of age 70½; or (ii) the participant’s termination of employment with the Company;

WHEREAS, the Worker, Retiree, and Employer Recovery Act of 2008 amended Code section 401(a)(9) to permit defined contribution plans such as the Plan to suspend required minimum distributions under Code section 401(a)(9) for the 2009 calendar year;

WHEREAS, the Plan must be amended no later than the last day of the plan year commencing in 2011 to reflect the suspension of required minimum distributions for the 2009 calendar year; and

WHEREAS, the Company now desires to amend the Plan in accordance with the power of amendment contained in the Plan effective as set forth below.

NOW, THEREFORE, the Plan is hereby amended effective January 1, 2009, as follows:

1.

Section 5.12(c) of the Plan is hereby amended by adding a new subsection (ix) to read as follows:

“(ix)	Required Minimum Distributions for 2009 - Notwithstanding anything contained herein to the contrary, pursuant to Code Section 401(a)(9)(H), distributions required by this Section 5.12 were made for the 2009 Plan Year. Furthermore, no portion of a distribution required under this Section 5.12 made to a Participant or Designated beneficiary with respect to the 2009 Plan Year was treated as an Eligible Rollover Distribution for purposes of the Direct Rollover option described in Section 5.18.”

2.

This Amendment No. 2 to the Plan shall be effective as of the date set forth above. Except as hereby modified, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed by its duly authorized corporate officers, and the Trustee has executed same and thereby accepted the foregoing as of the effective date hereof.

COMPANY:
SOUTHWEST GEORGIA FINANCIAL CORPORATION

By:	/s/DeWitt Drew
Title:	President and CEO

TRUSTEE:
SOUTHWEST GEORGIA BANK

By:	/s/Richard E. Holland
Title:	Vice President and Trust Officer